Exhibit 99.1

CareDx Announces Pricing of Public Offering of Common Stock

BRISBANE, Calif., November 13, 2018 (GLOBE NEWSWIRE) — CareDx, Inc. (Nasdaq: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today announced the pricing of an underwritten public offering of 2,000,000 shares of its common stock at a public offering price of $24.50 per share. The gross proceeds to CareDx from this offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be $49.0 million. In addition, CareDx has granted the underwriters a 30 day option to purchase up to an additional 300,000 shares of its common stock. The offering is expected to close on or about November 16, 2018, subject to the satisfaction of customary closing conditions.

Jefferies and Piper Jaffray are acting as joint book-running managers for the offering. Craig-Hallum is acting as co-manager for the offering.

The public offering will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-227168) previously filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2018, as amended by Amendment No. 1 thereto previously filed with the SEC on October 10, 2018, and declared effective on October 11, 2018. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, and when available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by e-mail at prospectus_department@jefferies.com or by telephone at (877) 821-7388; or Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by email at prospectus@pjc.com, or by phone at (800) 747-3924.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About CareDx

CareDx, Inc., headquartered in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant recipients. CareDx offers products along the pre- and post-transplant testing continuum.

For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including statements relating to the underwritten public offering and the expected closing date thereof and the amount of proceeds expected from the offering. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including risks associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by CareDx with the SEC on March 22, 2018 and the periodic reports that CareDx has subsequently filed with the SEC, and the preliminary prospectus supplement related to the proposed offering filed with the SEC on or about the date hereof. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

CONTACTS:

Investor Relations

David Clair

Integrated Corporate Relations, Inc.

646-277-1266

david.clair@icrinc.com